Exhibit 10.2

EXECUTION COPY

PARENT, SPONSOR AND SHAREHOLDER SUPPORT AGREEMENT

This PARENT, SPONSOR AND SHAREHOLDER SUPPORT AGREEMENT dated as of September 5, 2024 (this “Agreement”), by and among Evergreen LLC, a Cayman Islands limited liability company (“Sponsor”), the Shareholders of the Sponsor as listed on Exhibit A (each, a “Shareholder”), Forekast Limited, a company organized under the laws of the British Virgin Islands (“Holdings”), and Evergreen Corporation, a Cayman Islands exempted company (“Parent”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent and Holdings, together with Purchaser, Merger Sub and the Company have entered into an Agreement and Plan of Merger Agreement (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which, among other things, (a) Parent will merge with and into Purchaser, in which Purchaser will be the surviving entity (the “Reincorporation Merger”); and (b) promptly following the Reincorporation Merger, Merger Sub will merge with and into Holdings, in which Holdings will be the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger” and, together with Reincorporation Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, as of the date hereof, the Sponsor is the holder of record of 2,875,000 Class B ordinary shares of a par value of US$0.0001 each (“Class B Shares”) and 532,500 Class A ordinary shares of a par value of US$0.0001 each (“Class A Shares”) and the allocation of the Shareholder Shares held by the Sponsor to each of the Shareholders is set forth on Exhibit A, Part B (all such shares, or any successor or additional shares of Parent of which ownership of record or the power to vote is hereafter acquired by the Sponsor or any of the Shareholders prior to the termination of this Agreement being referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce Holdings to enter into the Merger Agreement, each Shareholder is executing and delivering this Agreement to Holdings.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing Date and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 12.1 thereof (whichever is earlier, the “Expiration Time”), the Sponsor, and each Shareholder, in its capacity as a member of Sponsor, agrees that, at the Parent Shareholder Meeting, at any other meeting of Parent’s Shareholders related to the Transactions (whether annual or extraordinary and whether or not an adjourned meeting, however called and including any adjournment thereof) and/or in connection with any written resolution of Parent’s Shareholders related to the Transactions (the Parent Shareholder Meeting and all other meetings or resolutions related to the Merger Agreement, collectively, the “Meeting”), the Sponsor shall and each Shareholder shall direct the Sponsor, with respect to such Shareholder’s allocation of the Shareholder Shares to:

a. when the Meeting is held, appear at the Meeting or otherwise cause its Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written resolution), or cause to be voted at the Meeting (or validly execute and return and cause such resolution to be passed with respect to), all of its allocation of the Shareholder Shares in favor of each of the Parent Proposals; and

c. vote (or execute and return an action by written resolution), or cause to be voted at the Meeting (or validly execute and return and cause such resolution to be passed with respect to), all of its allocation of the Shareholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent, Purchaser of Merger Sub under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

The obligations of the Sponsor and each Shareholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by board of directors of the Parent.

2. Restrictions on Transfer. Until the Expiration Time, the Sponsor agrees that it shall not (and each Shareholder agrees that it shall not direct the Sponsor to), directly or indirectly, sell, assign or otherwise transfer any of its Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Parent and Holdings. Parent shall not register any sale, assignment or transfer of the Shareholder Shares on Parent’s transfer (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. The Sponsor hereby agrees that it shall not (and each Shareholder hereby agrees that it shall not direct the Sponsor to) redeem, or submit a request to Parent’s transfer agent or otherwise exercise any right to redeem, any Shareholder Shares.

4. Waiver of Anti-dilution Rights. The Sponsor (and each Shareholder with respect to such Shareholder’s allocation of Shareholder Shares) hereby waives any anti-dilution rights that the Sponsor or such Shareholder may have under any Law or arising under the Organizational Documents of the Parent.

5. New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that (a) any shares of Parent Ordinary Shares or other equity securities of Parent are issued to the Sponsor or any Shareholder after the date of this Support Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination, (b) the Sponsor or any Shareholder purchases or otherwise acquires beneficial ownership of any shares of Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement, or (c) the Sponsor or any Shareholder acquires the right to vote or share in the voting of any Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement (such Parent Ordinary Shares or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor or the relevant Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

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6. Consent to Disclosure. The Sponsor and each Shareholder hereby consents to the publication and disclosure in the Proxy Statement, if necessary (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent, Purchaser, Merger Sub or Holdings to any Governmental Authority or to security holders of Parent or Holdings) of such Person’s identity and ownership (legal or beneficial) of Shareholder Shares and the nature of such Person’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent, Purchaser, Merger Sub or Holdings, a copy of this Support Agreement. The Sponsor and each Shareholder will promptly provide any information reasonably requested by Parent, Purchaser, Merger Sub or Holdings for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7. No Challenge. The Sponsor, in its capacity as a shareholder of Parent only and each Shareholder, in its capacity as a member of the Sponsor only, agrees, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub or Holdings or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

8. Shareholder Representations. The Sponsor and each Shareholder represents and warrants to Parent and Holdings, as of the date hereof, that:

a. such Person has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

b. such Person has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

c. (i) if such Person is an entity, such Person is duly incorporated, organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, formed or incorporated and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the such Person’s powers and have been duly authorized by all necessary actions on the part of the Person, or (ii) if such Person is an individual, the signature on this Support Agreement is genuine, and such Person has legal competence and capacity to execute the same;

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d. this Support Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

e. the execution and delivery of this Support Agreement by such Person do not, and the performance by such Person of its obligations hereunder will not, (i) if such Person is an entity, conflict with or result in a violation of the organizational documents of such Person or (ii) whether such Person is an entity or an individual, require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its obligations under this Support Agreement;

f. there are no Proceedings pending or, to the knowledge of such Person, threatened against such Person before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of such Person’s obligations under this Support Agreement;

g. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Person or, to the knowledge of such Person, by Parent;

h. such Person has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Person’s tax and legal advisors; and

i. such Person has not entered into, and shall not enter into, any agreement that would prevent such Person from performing any of such Person’s obligations hereunder.

9. The Sponsor represents and warrants to Parent and Holdings, as of the date hereof, that:

a. the Sponsor has good title to the Shareholder Shares set forth opposite the Sponsor’s name on Exhibit A Part A, free and clear of any Liens other than Permitted Liens, and the Sponsor has the sole power to vote or cause to be voted such Shareholder Shares; and

b. the Shareholder Shares set forth opposite the Sponsor’s name on Exhibit A Part A are the only Parent Ordinary Shares owned of record or beneficially owned by the Sponsor as of the date hereof, and none of such Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Shareholder Shares that is inconsistent with the Sponsor’s obligations pursuant to this Support Agreement.

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10. Damages; Remedies. The Sponsor and each Shareholder hereby agrees and acknowledges that (a) Parent and Holdings would be irreparably injured in the event of a breach by the Sponsor or the Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

11. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

12. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on the Sponsor, each Shareholder, Parent and Holdings and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

13. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. Governing Law; Jurisdiction; Jury Trial Waiver. Section 13.6 and Section 13.7 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

16. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 13.9 of the Merger Agreement to the applicable party, with respect to Holdings and Parent, at the address set forth in Section 13.9 of the Merger Agreement, and, with respect to each Shareholder, at its address set forth on Exhibit A.

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17. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve the Sponsor, any Shareholder, Parent or Holdings from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

18. Adjustment for Share Split. If, and as often as, there are any changes in the Parent or the Shareholder Shares by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, each Shareholder, Parent, Holdings and the Shareholder Shares as so changed.

19. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EVERGREEN LLC

By:	/s/ Liew Choon Lian
Name:	Liew Choon Lian
Title:	Manager

FOREKAST LIMITED

By:	/s/ Muzahid Shah Bin Abdul Rahman
Name:	Muzahid Shah Bin Abdul Rahman
Title:	Director

EVERGREEN CORPORATION

By:	/s/ Liew Choon Lian
Name:	Liew Choon Lian
Title:	Chief Executive Officer

[Signature page to Parent Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SHAREHOLDERS

EXELSIUS LTD

By:	/s/ Liew Choon Lian
Name:	Liew Choon Lian
Title:	Director

ARC GROUP LIMITED

By:	/s/ Alberto Coronado Santos
Name:	Alberto Coronado Santos
Title:

/s/ Izmet Iskandar Bin Mohd Ramli
Izmet Iskandar Bin Mohd Ramli

/s/ Mohamad Zabidi Bin Ahmad
Mohamad Zabidi Bin Ahmad

/s/ Lim Wai Loong
Lim Wai Loong

/s/ Alberto Coronado Santos
Alberto Coronado Santos

[Signature page to Parent Shareholder Support Agreement]

Exhibit A

Sponsor and Shareholders